                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                  FORM 8-K/A-2

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                        Date of Report:  August 7, 1996



                            BRAZIL FAST FOOD CORP.
               (Exact name of Registrant as specified in charter)



  Delaware                       0-23278          13-3688737
(State or other          (Commission File No.)   (IRS Employer
jurisdiction of                                  Identification
 incorporation)                                  Number)


Praia do Flamengo
200-22o. Andar
CEP 22210-30, Rio de Janeiro, Brazil                        N/A
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:  55 21 285 2424

Item 7.  Financial Statements and Exhibits.


     (a) Financial Statements of BigBurger Ltda. and affiliates (collectively, "BigBurger").

               (i) Report of Bendoraytes, Aizenman & Cia., Independent Public Accountants;

               (ii) Combined Balance Sheets of BigBurger Ltda as of June 30, 1996 (unaudited) and as of December 31, 1995 and 1994;

               (iii) Combined Statements of Operations of BigBurger Ltda for the six months ended June 30, 1996 (unaudited) and June 30, 1995 (unaudited) and for the years ended December 31, 1995 and 1994;

               (iv) Combined Statements of Stockholders' Equity of BigBurger Ltda for the six months ended June 30, 1996 (unaudited) and for the years ended December 31, 1995 and 1994;

               (v) Combined Statements of Cash Flows of BigBurger Ltda for the six months ended June 30, 1996 (unaudited) and June 30, 1995 (unaudited) and for the years ended December 31, 1995 and 1994; and

               (vi)      Notes to Combined Financial Statements.


          (b) Pro Forma Financial Information.

               (i)       Unaudited Pro Forma Balance Sheet as of June
                         30, 1996;

               (ii) Unaudited Pro Forma Statement of Operations for the six months ended June 30, 1996;

               (iii) Unaudited Pro Forma Statement of Operations for the Year Ended December 30, 1995; and

               (iv)      Notes to Unaudited Pro Forma Financial Information.


          (c)  Exhibits.

               (i) Exchange Agreement dated July 24, 1996 among Registrant, BigBurger Ltda., BigBurger Niteroi Lanchonetes Ltda.,

                         BigBurger Fortaleza Lanchonetes Ltda., BigBurger Aracaju Lanchonetes Ltda., BigBurger Porto Alegre Lanchonetes Ltda., and BigBurger Recife Lanchonetes Ltda.*



----------------
*    Heretofore filed.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Directors and Shareholders of
BIGBURGER
Rio de Janeiro - Brazil

We have audited the accompanying combined balance sheets of BIGBURGER LTDA. (as defined in Note 1) as of December 31, 1995 and 1994, and the related combined statements of operations, cash flows and changes in shareholders' equity for the years then ended, expressed in thousands of constant Brazilian Reais of March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BIGBURGER LTDA. as of December 31, 1995 and 1994, expressed in thousands of constant Brazilian Reais of March 31, 1997 and the results of their operations and their cash flows for the years then ended, expressed in thousands of constant Brazilian Reais of March 31, 1997 in conformity with generally accepted accounting principles in the United States of America.

As described in Note 3, the accompanying financial statements expressed in Brazilian Reais have been fully indexed using appropriate indices to recognize the effects of changes in purchasing power of the Brazilian currency which conforms with generally accepted accounting principles in the United States of America.

We have also previously audited combined balance sheets of BIGBURGER LTDA. (as defined in Note 1) as of December 31, 1995 and 1994, expressed in thousands of constant Brazilian Reais of June 30, 1996, and the related combined statements of operations, cash flows and changes in shareholders' equity for the years then ended and in our report dated October 2, 1996, we expressed an unqualified opinion on those combined financial statements.

BENDORAYTES, AIZENMAN & CIA
Auditores Independentes

Jose Bendoraytes Filho
Contador - CRC RJ 40.693-4
Rio de Janeiro, Brazil

July 7, 1997

BIGBURGER LTDA.
COMBINED BALANCE SHEETS
(expressed in thousands of constant Brazilian Reais - R$, of March 31, 1997)

                                                     As of
                                                 June 30,1996           As of                   As of
                                                 (Unaudited)      December 31, 1995       December 31, 1994
                                              ----------------  --------------------    --------------------

ASSETS

CURRENT
   . Cash and cash equivalents                          274                     165                      84
   . Customer accounts receivable, net                  671                     418                     196
   . Inventories                                        549                     445                     186
   . Other accounts receivable                          325                     280                     123
                                                -----------             -----------             -----------
        Total current assets                          1,819                   1,308                     589
                                                -----------             -----------             -----------
FIXED ASSETS, net                                     1,631                   1,576                   1,159
                                                -----------             -----------             -----------
DEFERRED CHARGES, net                                   142                     142                     188
                                                -----------             -----------             -----------
                                                      3,592                   3,026                   1,936
                                                ===========             ============            ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
  . Accounts payable                                    282                     311                     151
  . Accrued liabilities                                 139                     118                      64
  . Payroll and related accruals                         85                      43                      26
  . Income taxes payable                              1,014                     797                     413
  . Taxes other than income taxes                       116                     135                      93
  . Other liabilities                                    40                      48                      36
                                                -----------             -----------             -----------
        Total current liabilities                     1,676                   1,452                     783
                                                -----------             -----------             -----------
LOANS AND FINANCING                                     265                     208                     133
                                                -----------             -----------             -----------
COMMITMENTS AND CONTINGENCIES (NOTES 9 AND 10)

STOCKHOLDERS' EQUITY
  . Monetarily corrected share capital                  182                     163                     123
  . Retained earnings                                 1,469                   1,203                     897
                                                -----------             -----------             -----------
TOTAL STOCKHOLDERS' EQUITY                            1,651                   1,366                   1,020
                                                -----------             -----------             -----------
                                                      3,592                   3,026                   1,936
                                                ===========             ===========             ===========

BIGBURGER LTDA
Combined Statements of Operations
(expressed in thousands of constant Brazilian Reais - R$, of March 31, 1997)

                                            Six months ended    Six months ended
                                              June 30, 1996       June 30, 1995         Year ended          Year ended
                                               (Unaudited)         (Unaudited)      December 31, 1995    December 31, 1994
                                            ----------------    ----------------    -----------------    -----------------
NET OPERATING REVENUES:
 . Restaurant sales                                   5,268               5,485                 10,034                10,279

COSTS AND EXPENSES:
 . Cost of restaurant sales                          (2,027)             (2,114)                (3,866)              (3,950)
 . Restaurant payroll and other employee
   benefits                                         (1,035)             (1,102)                (1,994)              (2,074)
 . Restaurant occupancy and other expenses             (626)               (688)                (1,155)              (1,281)
 . Depreciation and amoritization                      (173)               (260)                  (377)                (251)
 . Other operating expenses                            (439)               (472)                  (860)                (856)
 . Selling expenses                                    (175)               (183)                  (332)                (342)
 . General and administrative expenses                 (310)               (324)                  (760)                (606)
                                            ----------------    ----------------        ---------------      ---------------
Total costs and expenses                            (4,785)             (5,143)                (9,344)              (9,360)
                                            ----------------    ----------------        ---------------      ---------------
Income from operations                                 483                 342                    690                  919
  Provision for income taxes                          (217)               (154)                  (384)                (413)
                                            ----------------    ----------------        ---------------      ---------------
NET INCOME                                             266                 188                    306                  506
                                            ================    ================        ===============      ===============

BIGBURGER LTDA
Combined Statement of Changes in Stockholders' Equity
(expressed in thousands of constant Brazilian Reais - R$, of March 31, 1997)


                                     MONETARILY
                                      CORRECTED        RETAINED
                                    SHARE CAPITAL      EARNINGS         TOTAL
                                    =============     ==========      ==========

BALANCES AT DECEMBER 31, 1993                90            391             481

Capital contributions                        33            -                33

Net income for the year                     -              506             506

                                      ----------      ----------      ----------
BALANCES AT DECEMBER 31, 1994               123            897           1,020

Capital contributions                        40            -                40

Net income for the year                     -              306             306

                                      ----------      ----------      ----------
BALANCES AT DECEMBER 31, 1995               163          1,203           1,366

Capital contributions (unaudited)            19            -                19

Net income for the period (unaudited)       -              266             266

                                      ----------      ----------      ----------
BALANCES AT JUNE 30, 1996 (unaudited)       182          1,469           1,651
                                      ==========      ==========      ==========

BIGBURGER LTDA.
Combined Statements of Cash Flows
(expressed in thousands of constant Brazilian Reais - R$, of March 31, 1997)

                                   Six months        Six months
                                     ended             ended
                                  June 30, 1996    June 30, 1995      Year ended          Year ended
                                   (Unaudited)      (Unaudited)    December 31, 1995   December 31, 1994
                                  -------------    -------------   -----------------   -----------------
Cash provided by operations:
  Net income                                266           188                    306                 506
Adjustments to reconcile net
  income to cash provided by
  operating activities:
  Depreciation and amortization             173           260                    377                 251
  Increase in customers
    accounts receivable, net               (253)         (286)                  (221)               (102)
  Increase in inventories                  (104)         (330)                  (259)                (90)
  Increase in other
    accounts receivable                     (44)          (68)                  (158)               (121)
  Increase in deferred charges              (24)           (7)                   (63)                 -
  Increase/decrease in accounts
    payable                                 (29)          294                    160                 (15)
  Increase/decrease in accrued
    liabilities                              20           132                     54                  (6)
  Increase in payroll and related
    accruals                                 41            99                     17                  19
  Increase in income taxes
    payable                                 217           154                    384                  93
  Increase/decrease in taxes other
    than income taxes                       (19)           24                     42                 (82)
  Increase/decrease in other
    liabilities                              (7)           36                     12                  -
                                        --------         -------            ---------            --------

Cash flows provided by operating
  activities                                237           496                    651                 453
                                        --------         -------            ---------            --------

Cash flows from investing activities:
  Additions and disposals of fixed
    assets                                 (204)         (461)                  (685)               (575)
                                        --------         -------            ---------            --------

Cash flows used in investing activities    (204)         (461)                  (685)               (575)
                                        --------         -------            ---------            --------

Cash flows from financing activities:
  Increase in bank loans                     57            71                     75                 133
  Capital contributions                      19             -                     40                  33
                                        --------         -------            ---------            --------
Cash flows provided by financing
  activities                                 76            71                    115                 166
                                        --------         -------            ---------            --------

Increase in cash and cash equivalents       109           106                     81                  44
Cash and cash equivalents at beginning
  of period                                 165            84                     84                  40
                                        --------         -------            ---------            --------
Cash and cash equivalents at end of
  period                                    274           190                    165                  84
                                        ========         =======            =========            ========

BIGBURGER LTDA.

NOTES TO THE COMBINED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 1996, (Unaudited) and June 30, 1995 (unaudited) and Years Ended December 31, 1995 and December 31, 1994 (In thousands of constant Brazilian Reais-R$, of March 31, 1997)

1.  OPERATIONS

Bigburger Ltda. as it is identified for the purposes of this reporting process is the result of the combination of operations of 22 restaurants doing business in the hamburger fast food segment in the Brazilian cities of Porto Alegre, Joinvile, Sao Paulo, Santos, Guaruja, Rio de Janeiro, Niteroi, Vilar dos Teles, Salvador, Aracaju, Petrolina and Fortaleza in the following company names:

 .   Bigburger Ltda
 .   Bigburger Porto Alegre Ltda
 .   Bigburger RJ Lanchonetes Ltda
 .   Norte Center Lanches Ltda
 .   Bigburger Niteroi Lanchonetes Ltda
 .   Bigburger Salvador Lanchonetes Ltda
 .   Bigburger Aracaju Lanchonetes Ltda
 .   Bigburger Recife Lanchonetes Ltda
 .   Bigburger Fortaleza Lanchonetes Ltda

2.  FINANCIAL STATEMENT PRESENTATION

In order that a meaningful presentation of financial information is made for the purposes hereof, the financial statements of the companies listed above, which are under common control, have been combined to be presented as one company that is denominated Bigburger Ltda. The procedures adopted for this purpose can be summarized as follows:

a. Operating income and related costs and expenses generated by operations other than hamburger fast food restaurants, are segregated and are not considered in this presentation;
b. Assets and liabilities directly identified with operations other than hamburger fast food restaurants are eliminated for the purposes of reporting;
c. Intercompany assets, liabilities and results of operations have been eliminated.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Generally Accepted Accounting Principles ("GAAP")
These combined financial statements have been prepared in accordance with GAAP in the United States of America. Such accounting principles differ in certain respects from Brazilian GAAP, which is applied by Bigburger Ltda. for annual financial statement preparation. In addition, certain reclassifications and changes in terminology have been made to financial statements previously issued in order that the present combined financial statements conform with reporting practices prevailing in the United States of America. All amounts in Brazilian currency, that existed prior to the adoption of the real, have been restated in constant Brazilian reais of March 31, 1997 purchasing power.

b.  Constant currency restatement
The accompanying combined financial statements have been indexed and expressed in currency of constant purchasing power of March 31, 1997 by using the monthly average values of the fiscal reference unit, Unidade Fiscal de Referencia ("UFIR"), through December 31, 1995 and the IGP-M index for the period January 1, 1996 through March 31, 1997, depending on the nature of the account.
The value of the UFIR in Brazilian reais at December 31 of each of the years 1994 and 1995 and the periodic inflation as measured by the UFIR were as follows:

                                  Value of 1.0            Inflation for
                                  UFIR units              the period
Period/year                       of one real                 %
-----------                       ------------            -------------

1994                              0.6767000                 904.3
1995                              0.8287000                  22.4

BIGBURGER LTDA.

NOTES TO THE COMBINED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 1996, (Unaudited) and June 30, 1995 (unaudited) and Years Ended December 31, 1995 and December 31, 1994 (In thousands of constant Brazilian Reais-R$, of March 31, 1997)

For the years 1994 and 1995, the UFIR has been the officially prescribed index required to be used under Brazilian GAAP and Bigburger Ltda. believes it is an appropriate index of general price level inflation to be used under US
GAAP.

For the year 1996, the IGP-M index has been adopted as the proper index to measure inflation. The inflation as measured by the IGP-M for 1996 is 9.2% and for the three months ended March 31, 1997 was 3.4%

Items in the combined statements of operations are adjusted to the balance sheet date by: . Allocating inflationary holding gains or losses on interest bearing monetary assets and liabilities to their corresponding income and expense captions;

 . Allocating inflationary holding gains and losses from other monetary items to their corresponding income and expense captions.

c. INVENTORIES
Inventories, consisting mainly of food, beverages and supplies, are stated at the lower of indexed cost or replacement value. Cost of inventories is determined principally on the average cost basis.

d. FIXED ASSETS
Are stated at price-level adjusted cost, less price-level adjusted accumulated depreciation. Depreciation is provided using the straight-line method on the estimated useful lives of the related assets.

Annual depreciation rates are as follows:

Leasehold improvements                     Term of the related rent contract, or
                                    estimated useful lives, whichever is shorter
Machinery and equipment                                                      10%
Furniture and fixtures                                                       10%

Contract terms for the rented buildings, in general, range between 5 to 10 years.

Repairs and maintenance are charged to operations as incurred. When assets are sold, retired, or otherwise disposed of, the applicable costs and accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized.

e. DEFERRED CHARGES
Deferred charges, which relate to leasehold premiums paid in advance for rented outlet premises are stated at price-level adjusted cost, less price-level adjusted accumulated amortization.
The amortization period is the term of the related rental contract, which, in general, ranges between 5 and 10 years.

f. REVENUE RECOGNITION
Revenues, whether these consist of sales to final consumers or other income, are recognized when earned.

g. SEGMENT INFORMATION
Bigburger Ltda operates primarily in the sale of hamburger fast food to final consumers. All of Bigburger's sales are made within Brazil.

h. RECENTLY ISSUED ACCOUNTING STANDARDS
During March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to Be Disposed Of." This statement establishes financial accounting and reporting standards for the impairment of long lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long lived assets and certain identifiable intangibles to be disposed of. This statement is effective for financial statements for fiscal years beginning after December 15, 1995, although earlier application is encouraged. The Company does not expect that the adoption of SFAS 121 will have a material effect on its financial statements.

i. UTILIZATION OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. PROPERTY AND EQUIPMENT, NET


                                   June 30,     December 31,     December 31,
                                    1996           1995             1994
                                 (unaudited)
Leasehold improvements               909            826              684
Machinery and equipment              562            599              377
Furniture and fixtures               373            458              474
Other                                382            318              202
                                  ------         ------           ------
                                   2,226          2,201            1,737
Less accumulated depreciation
 and amortization                 (  595)        (  625)          (  578)
                                  -------        -------          -------
                                   1,631          1,576            1,159
                                  ------         ------           ------

BIGBURGER LTDA.

NOTES TO THE COMBINED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 1996, (Unaudited) and June 30, 1995 (unaudited) and Years Ended December 31, 1995 and December 31, 1994 (In thousand of constant Brazilian Reais-R$, of March 31, 1997)

5. DEFERRED CHARGES, NET

                                                June 30,        December 31,    December 31,
                                                1996               1995            1994

Leasehold premiums                                365               340             277
Less accumulated amortization                    (223)             (198)           ( 89)
                                                -------           -------         ------
                                                  142               142             188
                                                -------           -------         ------

6. TAXATION

The Company has provided for income taxes in the accompanying financial statements based on the results of operations as combined herein. Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The effect of deferred income taxes is not material. The provision for income taxes is primarily comprised of income taxes payable to the Brazilian federal government.

7. LOANS AND FINANCING

Loans and financing consists of a balance of a financing contract with Banco Sudameris Brasil S.A. correspondent to foreign currency (US$) subject to exchange variation and interest of 27% a year, due every six months, and maturing June 1998. The contract is guaranteed by the real estate of a related company.

8. SHAREHOLDERS' EQUITY

   The share capital of Bigburger Ltda. at June 30, 1996 (unaudited) consists of 121,454 quotas of R$1.00 each issued and fully paid.
The share capital of other companies is broken down as follows:

                                                Number of
                                                   quotas
                                                ---------
 . Bigburger Porto Alegre Ltda.                     10,000
 . Bigburger RJ Lanchonetes Ltda.               10,000,000
 . Norte Center Lanches Ltda.                        5,000
 . Bigburger Niterol Lanchonetes Ltda.           7,000,000
 . Bigburger Salvador Lanchonetes Ltda.            440,000
 . Bigburger Aracaju Lanchonetes Ltda.           3,000,000
 . Bigburger Recife Lanchonetes Ltda.               64,000
 . Bigburger Fortaleze Lanchonetes Ltda.         5,000,000




9. LEASES

As at June 30, 1996 Bigburger's operations combined here comprise 22 hamburger fast food outlets leased under operating leases. In addition to fixed lease obligations, Bigburger pays a percentage of sales for various hamburger fast food outlets that vary from 3 to 8% of gross sales.

Future minimum lease commitments of the Company are as follows:

        1996 (remaining six months)             282
        1997                                    505
        1998                                    493
        1999                                    391
        2000                                    260
        2001 and thereafter                     348

Total rent expense for the six months ended June 30, 1996, (unaudited) and for the years ended December 31, 1995 and 1994 was thousands of reais R$626, 1,155 and 1,281, respectively.

10. CONTINGENCIES

In the normal course of business, Bigburger Ltda. is involved in legal procedures and claims with both private and governmentalparties. Bigburger is contesting the assessment of certain value-added taxes (ICMS), pending the resolution of judicial proceedings.

The income tax declarations of Bigburger Ltda. are open to examination and possible reassessment by the fiscal authorities during a prescriptive period of five years. Other taxes and contributions are subject to examination for varying prescriptive periods.

BIGBURGER LTDA.

NOTES TO THE COMBINED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 1996 (Unaudited) and June 30, 1995 (unaudited) and Years Ended December 31, 1995 and December 31, 1994
(In thousands of constant Brazilian Reais-R$, of MARCH 31,1997)

12. SUBSEQUENT EVENT

As at July 24, 1996 Bigburger Ltda has entered into an agreement to sell 100% of its hamburger fast food restaurant business to Brazil Fast Food Corporation, that consists of outlet assets (goodwill and equipment) and transfer of related lease contracts.

13. UNAUDITED INTERIM
    FINANCIAL INFORMATION

The financial statements as of June 30, 1996, and for the six months ended June 30, 1996 and 1995 are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the financial statements, which are of a normal recurring nature, for these interim periods have been included. The results for the interim periods are not necessarily indicative of the results for the full fiscal year.

                   BRAZIL FAST FOOD CORP. AND BIGBURGER LTDA
                 UNAUDITED PRO FORMA FINANCIAL STATEMENTS



INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

On July 24, 1996, Brazil Fast Food Corp. ("BFFC") consummated the Acquisition of each of BigBurger Ltda. and five of its affiliates (collectively, "BigBurger"). The accompanying unaudited pro forma balance sheet as of June 30, 1996 presents the consolidated financial position of BFFC and BigBurger, assuming the Acquisition had been completed at June 30, 1996. The unaudited pro forma statements of operations for the year ended December 31, 1995 and for the six months ended June 30, 1996 have been presented as if the acquisitions of BigBurger and Venbo had been consummated at the beginning of the periods presented.

In the Acquisition, BFFC acquired the Assets, as defined in the Exchange Agreement, of BigBurger in exchange for 1,520,000 shares of BFFC common stock valued at R$6,641,000 based on the fair value of the Company's common stock at the date of acquisition. Of the shares issued to BigBurger, 228,000 shares have been pledged in favor of BFFC as collateral security for the transfer of the operating leases to be released and an additional 228,000 shares have been pledged in favor of BFFC as collateral security for the truth and accuracy of the several representations and warranties made by BigBurger in the acquisition agreement. The Acquisition has been accounted for as a purchase by BFFC.

The pro forma financial information does not purport to be indicative of the results which would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented or which may be obtained in the future.

The acquisition was accounted for using the purchase method of accounting. The purchase price was allocated to the assets acquired based on appraisals of such assets. The Company has recorded R$2,446,000 of excess purchase price over net assets acquired. Management has determined a 20-year amortization period to be appropriate for intangible assets identified (including goodwill) based on the historical results of operations of BigBurger and the anticipated demand for its products. Periodically, but no less than quarterly, management will evaluate the relative fair market value of the intangible assets identified (including goodwill) in the Acquisition of BigBurger by estimating the future cash flow streams of the related business lines and comparing the present value of the result of that estimation to the carrying value of the related assets. Impairments, if any, measured as the difference between the estimated future cash flows and the carrying value of the assets, will be charged to operations when identified, in accordance with Statement on Financial Accounting Standards No. 121.

                     Brazil Fast Food Corp. and BigBurger Ltda.
                            Pro Forma Balance Sheet
                              As of June 30, 1996
                                  (Unaudited)
                                 (000's of $R)

    ASSETS                                           Brazil Fast                         Pro Forma
                                                     Food Corp.        BigBurger         Adjustments         Combined
                                                     ------------      ------------      ------------      ------------
CURRENT ASSETS:
  Cash and cash equivalents                             1,336               274                               1,610
  Customer accounts receivable, net                       777               671                               1,448
  Inventories                                             542               549                               1,091
  Other current assets                                  1,600               325                               1,925
                                                     ------------      ------------                        ------------
    Total current assets                                4,255             1,819                               6,074
                                                     ------------      ------------                        ------------

PROPERTY AND EQUIPMENT, net                             9,553             1,631             1,027            12,211
                                                     ------------      ------------                        ------------

OTHER ASSETS:
  Deferred charges, net                                 1,253               142                               1,395
  Purchase price in excess of net assets acquired      23,410                   -           2,446            25,856
                                                     ------------      ------------                        ------------

                                                       38,471             3,592                              45,536
                                                      ===========       ===========                         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities              2,054               421                               2,475
  Notes payable                                         1,400                   -                             1,400
  Payroll and related accruals                          2,326                85                               2,411
  Income taxes payable                                        -           1,014            (1,014)                  -
  Taxes other than income taxes                           420               116                                 536
  Other current liabilities                             1,809                40                               1,849
  Deferred income                                         661                   -                               661
                                                     ------------      ------------                        ------------
    Total current liabilities                           8,670             1,676                               9,332
                                                     ------------      ------------                        ------------

LOANS AND FINANCING                                     2,923               265              (265)            2,923
                                                     ------------      ------------                        ------------

DEFERRED INCOME                                         3,345                   -                             3,345
                                                     ------------      ------------                        ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Preferred stock                                             -                 -
  Monetarily corrected share capital                          -             182              (182)                  -
  Common stock                                              1                   -                                 1
  Additional paid-in capital                           25,782                   -           6,403            32,185
  Retained earnings (accumulated deficit)              (2,250)            1,469            (1,469)           (2,250)
                                                     ------------      ------------                        ------------
    Total shareholders' equity                         23,533             1,651                              29,936
                                                     ------------      ------------                        ------------

                                                       38,471             3,592                              45,536
                                                     ============      ============                        ============

                     Brazil Fast Food Corp. and BigBurger Ltda
                       Pro Forma Statement of Operations
                     For the Six Months Ended June 30, 1996
                                  (Unaudited)
                                 (000's of $R,
                            except per share data)

                                              Brazil Fast
                                              Food Corp.      Venbo from
                                              (As Reported     1/1/96 -    BFFC and Venbo   BigBurger     Pro Forma
                                              in Form 10-Q)    3/19/96        Combined                    Adjustments  Combined
                                              -------------   -----------   -------------   -----------   ---------   ------------
REVENUES
        Restaurant sales                      16,432          14,759        31,191          5,268                     36,459
        Franchise related income                 160             158           318                 -                     318
        Other income                             339             111           450                 -                     450
                                              ------------    -----------   ------------    -----------               ------------

                                              16,931          15,028        31,959          5,268                     37,227
                                              ------------    -----------   ------------    -----------               ------------

COSTS AND EXPENSES
        Cost of restaurant sales               6,403           6,326        12,729          2,027                     14,756
        Restaurant payroll and other
          employee benefits                    3,870           3,179         7,049          1,035                      8,084
        Restaurant occupancy and other
          expenses                             1,352           1,067         2,419            626                      3,045
        Depreciation and amortization          1,123             664         1,787            173              61(f)   2,021
        Other operating expenses               3,193           3,061         6,254            439                      6,693
        Selling expenses                         772             866         1,638            175                      1,813
        General and administrative expenses    2,796           3,551         6,347            310                      6,657
                                              ------------    -----------   ------------    -----------               ------------

                                              19,509          18,714        38,223          4,785                     43,069
                                              ------------    -----------   ------------    -----------               ------------

           Income (loss) from operations      (2,578)         (3,686)       (6,264)           483                     (5,842)

INTEREST INCOME                                  390           2,161         2,551                 -                   2,551
INTEREST EXPENSE                                (150)           (973)       (1,123)                -                  (1,123)
EXCHANGE GAIN/(LOSS)                             (33)            269           236                 -                     236
                                              ------------    -----------   ------------    -----------               ------------

           Income (loss) before provision for
            income taxes                      (2,371)         (2,229)       (4,600)           483                     (4,178)

PROVISION FOR INCOME TAXES                        14               -            14            217                        231
                                              ------------    -----------   ------------    -----------               ------------

           Net income (loss)                  (2,385)         (2,229)       (4,614)           266                     (4,409)
                                              ============    ===========   ============    ===========               ============


NET (LOSS) PER SHARE                                                                                                       (0.51)
                                                                                                                      ===========



WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING                                                                                                          8,646(g)
                                                                                                                      ===========

                     Brazil Fast Food Corp. and BigBurger Ltda
                       Pro Forma Statement of Operations
                     For the Year Ended December 31, 1995
                                  (Unaudited)
                             (000's of $R, except
                                per share data)

                                                                                Trinty and
                                                                    Pro Forma     Venbo
                                         Trinity         Venbo      Adjustments  Combined     BigBurger     Adjustments  Combined
                                      ------------    -----------   -----------  ----------   -----------   -----------  ----------
REVENUES
  Restaurant sales                         -          69,056                    69,056          10,034                    79,090
  Franchise related income                 -             716                       716                 -                     716
  Other income                             -             458            694(b)   1,152                 -                   1,152
                                      ------------    -----------               ----------    -----------               -----------

                                           -          70,230                    70,924          10,034                     80,958
                                      ------------    -----------               ----------    -----------               -----------

COSTS AND EXPENSES
  Cost of restaurant sales                 -          26,169                    26,169           3,866                    30,035
  Restaurant payroll and other
    employee benefits                      -          13,506                    13,506           1,994                    15,500
  Restaurant occupancy and other
    expenses                               -           6,124                     6,124           1,155                     7,279
  Depreciation and amortization            -           3,067          1,108(f)   4,175             377        122(f)       4,674
  Other operating expenses                 -          12,987         (2,935)(a) 10,052             860                    10,912
  Selling expenses                         -           3,573                     3,573             332                     3,905
  General and administrative expenses    341          12,009                    12,350             760                    13,110
  Restructuring expenses                   -             275                       275                -                      275
                                      ------------    -----------               ----------    -----------               -----------

                                         341          77,710                    76,224           9,344                    85,690
                                      ------------    -----------               ----------    -----------               -----------

    Income (loss) from operations       (341)         (7,480)                   (5,300)            690                    (4,732)

INTEREST INCOME                          672           1,710         (1,710)(d)    672                  -                    672
INTEREST EXPENSE                           -          (5,280)         5,280(c)    (256)                 -                   (256)

EXCHANGE GAIN/(LOSS)                       -           1,402           (256)(e)  1,402                  -                  1,402
                                      ------------    -----------               ----------    -----------               -----------

    Income (loss) before provision
      for income taxes                   331          (9,648)                   (3,482)            690                    (2,914)

PROVISION FOR INCOME TAXES               107               -                       107             384                       491
                                      ------------    -----------               ----------    -----------               -----------

    Net income (loss)                    224          (9,648)                   (3,589)            306                    (3,405)
                                      ============    ===========               ==========    ===========               ===========


NET (LOSS) PER SHARE                                                                                                         (0.39)
                                                                                                                        ===========



WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                                                                                                       8,646(g)
                                                                                                                        ===========

NOTES TO PRO FORMA FINANCIAL STATEMENTS


Basis of Presentation
---------------------

The accompanying unaudited pro forma balance sheet is presented as if the Acquisition of BigBurger Ltda. by BFFC occurred at June 30, 1996. The unaudited pro forma statements of operations for the year ended December 31, 1995 and for the six months ended June 30, 1996 reflect the acquisitions of Venbo and BigBurger as if they had been consummated at the beginning of the periods presented.

The historical balance sheets used in the preparation of the pro forma financial statements have been derived from unaudited interim financial statements as of June 30, 1996 with respect to both BFFC (as included in the Company's Form 10-Q for the period ended June 30, 1996) and BigBurger (as included herein). The historical statement of operations presented for the year ended December 31, 1995 has been derived by first combining the statements of operations of Trinity (the Registrant) and (Venbo the predecessor of Brazil Fast Food Corp) reflecting appropriate pro forma adjustments for this combination, and then combining the result with the statement of operations of BigBurger, as presented herein. The historical statement of operations for the six months ended June 30, 1996 has been derived by first combining the statements of operations of Brazil Fast Food Corp as reported in its Form 10-Q for the period ended June 30, 1996, and Venbo for the period from January 1, 1996 through March 18, 1996, the date of acquisition, and then combining the result with the unaudited interim statement of Operations of BigBurger.

Unaudited Pro Forma Adjustments

A description of the adjustments included in the unaudited pro forma financial statements are as follows:

Balance Sheet Adjustments
-------------------------

The adjustments included in the unaudited pro forma balance sheet reflect the application of purchase accounting for the acquisition of BigBurger and the issuance of 1,520,000 shares of common stock related to the acquisition at a value of $4.00 per share (the market value of BFFC's common stock at the time of the Acquisition). Incremental expenses related to this transaction were not material.

Income Statements Adjustments
-----------------------------

(a) Reflects the elimination of royalty payments made by Venbo to BIEC for the rights to use certain trademarks and servicemarks and certain product formulas and manufacturing processes, which will no longer be required as such rights are included in the Acquisition.

(b) Reflects the recognition of income under the Coca-Cola distribution agreement.

(c) Reflects the elimination of Venbo's interest expense as Venbo's debt is not included in the liabilities assumed in the Acquisition.

(d) Reflects the elimination of Venbo's interest income as the related investment is not included in the assets assumed in the Acquisition.

(e) Reflects interest expense relating to payables to BIEC resulting from the Acquisition.

(f) Reflects the amortization of purchase price in excess of net assets acquired, and the acquisition of trademarks, resulting from the acquisitions. Such amortization has been computed on a straight-line basis over an estimated useful life of 20 years.

(g) Reflects the total number of shares to be outstanding after giving effect to the acquisitions of Venbo and BigBurger calculated as 8,646,000 shares as follows: 2,965,000 shares outstanding prior to the acquisition of Venbo, 1,046,000 shares issued to Shampi Investments, A.E.C., 3,115,000 shares issued in a private placement and 1,520,000 shares issued in the acquisition of BigBurger. All common stock equivalents are considered to be anti-dilutive as the pro forma results of operations reflect a net loss for the periods presented.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report, as amended, to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: August 1, 1997               BRAZIL FAST FOOD CORP.
                                         (Registrant)


                                     By:  /s/Ira Roxland
                                          Ira Roxland
                                          Assistant Secretary